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                                                                 EXHIBIT 4.7


                          FORM OF SUPPLEMENTAL INDENTURE
                   TO AMENDED AND RESTATED DECLARATION OF TRUST



          This FIRST SUPPLEMENTAL INDENTURE TO THE AMENDED AND RESTATED DECLARATION OF TRUST, dated as of May 22, 1998 (the "First Supplemental Indenture to the Declaration of Trust"), is entered into by and among Telephone and Data Systems, Inc., an Iowa corporation ("TDS Iowa"), Telephone and Data Systems, Inc., a Delaware corporation ("TDS Delaware"), and the Trustees.

                              W I T N E S S E T H:

          WHEREAS, TDS Iowa and the Trustees are parties to an Amended and Restated Declaration of Trust, dated as of November 18, 1997 (the "Declaration of Trust"), relating to TDS Capital [I] [II], a trust (the "Trust") established for the sole purpose of issuing and selling certain securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in certain Subordinated Debentures of TDS Iowa;

          WHEREAS, capitalized terms herein, not otherwise defined, shall have the same meanings given them in the Declaration of Trust;

          WHEREAS, TDS Iowa has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture to the Declaration of Trust in order to supplement and amend the Declaration of Trust to recognize the merger (the "Merger") of TDS Iowa with and into its wholly-owned subsidiary, TDS Delaware;

          WHEREAS, the Merger will be consummated for the sole purpose of reincorporating TDS Iowa from Iowa to Delaware, and will not result in any change in its name, business, management, assets or liabilities;

          WHEREAS, Section 14.1 of the Declaration of Trust provides that a supplemental indenture may be entered into by TDS Iowa and the Trustees to evidence the succession of another corporation to the Sponsor and the assumption by the successor corporation of the covenants, agreements and obligations of TDS Iowa;

          WHEREAS, all things necessary to make this First Supplemental Indenture to the Declaration of Trust a valid agreement of TDS Iowa, TDS Delaware and the Trustee and a valid amendment of and supplement to the Declaration of Trust have been done.


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               NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE TO THE
DECLARATION OF TRUST WITNESSETH:

          For and in consideration of the premises, it is mutually covenanted and agreed, for equal and proportionate benefit of all Holders of Securities, as follows:

          Section 1.  SUCCESSION OF TDS IOWA BY TDS DELAWARE.

          (a) Subject to the effectiveness of the Merger, TDS Delaware, as successor to TDS Iowa, hereby expressly assumes the guarantee of the due and punctual payment, performance and observance of all the covenants, conditions and other obligations of the Declaration of Trust to be performed or observed by TDS Iowa.

          (b) TDS Delaware shall succeed to, and be substituted for, and may exercise every right and power of, TDS Iowa under the Declaration of Trust with the same effect as if TDS Delaware had been named as TDS Iowa therein.

          Section 2.  REFERENCE TO AND EFFECT ON THE DECLARATION OF TRUST.

          (a) On and after the date of this First Supplemental Indenture to the Declaration of Trust, each reference in the Declaration of Trust to "this Agreement," "hereunder," "hereof," or "herein" shall mean and be a reference to the Declaration of Trust as supplemented by this First Supplemental Indenture to the Declaration of Trust.

          (b) Except as specifically amended above, the Declaration of Trust shall remain in full force and effect and is hereby ratified and confirmed.

          (c) All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Declaration of Trust.

          (d) This First Supplemental Indenture to the Declaration of Trust shall be effective at the time the Merger is effective.

          Section 3.  GOVERNING LAW

          This First Supplemental Indenture to the Declaration of Trust shall be governed by, and construed and enforced in accordance with, the laws of the jurisdiction which govern the Declaration of Trust and its construction.


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          Section 4.  COUNTERPARTS AND METHOD OF EXECUTION

          This First Supplemental Indenture to the Declaration of Trust may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all parties have not signed the same counterpart.

          Section 5.  SECTION TITLES

          Section titles are for descriptive purposes only and shall not control or alter the meaning of this First Supplemental Indenture to the Declaration of Trust as set forth in the text.

                                   * * * * *

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to the Declaration of Trust to be duly executed and their respective seals to be affixed hereunto and duly attested all as of the day and year first above written.


                                       ----------------------------------------
                                       as Trustee


                                       ----------------------------------------
                                       as Trustee


                                       ----------------------------------------
                                       as Trustee


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                                      THE FIRST NATIONAL BANK OF CHICAGO
                                      Not in its individual capacity but
                                      solely as Property Trustee


                                      By:______________________________________
                                         Name:
                                         Title:


                                      FIRST CHICAGO DELAWARE INC.
                                      Not in its individual capacity but
                                      solely as Delaware Trustee


                                      By:______________________________________
                                         Name:
                                         Title:

                                      TELEPHONE AND DATA SYSTEMS, INC.,
                                      an Iowa Corporation, as Sponsor


                                      By:______________________________________
                                         LeRoy T. Carlson, Jr.
                                         President


                                      TELEPHONE AND DATA SYSTEMS, INC.,
                                      a Delaware Corporation, as Sponsor

                                      By:______________________________________
                                         LeRoy T. Carlson, Jr.
                                         President


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